EXHIBIT 99.1

374Water Drives 2022 Revenue Increase Over 6,000% while Charting Progress Toward a World Without Waste

DURHAM, NC / ACCESSWIRE / March 17, 2023 / 374Water Inc. (NASDAQ:SCWO), a global cleantech and social impact company, today provides a business update and reports its financial results for the year ended December 31, 2022.

The year was marked by meaningful progress in the Company's endeavor to commercialize its pioneering technology. Highlights from the year include:

•	Revenue for 2022 was $3.02 million compared to $48,100 in 2021, an increase of 6,169%.

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In accordance with its plan, substantially completed development of the first municipal-scale AirSCWOTM system set to be installed by the Orange County Sanitation District in summer 2023, representing the municipal opportunities for the Company as new regulations emerge.

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The Company was selected by the US Navy for Joint NDCEE Project, part of a broader initiative by the DoD to identify viable PFAS destruction solutions for deployment on military bases and by the Air Force Civil Engineer Center's (AFCEC) Environmental Directorate for the first field-scale case study to use SCWO technology to destroy the PFAS-laden spent media generated from the groundwater pump and treat remediation systems.

•	Plans to demonstrate its technology at its manufacturing facility in Kokomo, IN from March 27-29, 2023

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Expanded international recognition by entering into a Memorandum of Understanding (MOU) with Forever Water Ecuador and a Strategic Partnership Agreement with The Environmental Group of Australia to highlight and promote 374Water's innovative and sustainable AirSCWO™ wastewater and waste management technology.

•	Broadened Company leadership with the addition of Lisa Neuberger Fernandez as Global Head of Sustainability & Ecosystems and Doron Gez as Senior Vice President, Marketing.

"2022 was a great year in which the team delivered substantial revenue growth by executing contracts for our technology including progress on our OC Sanitation project and new projects with The Air Force and Navy while managing costs, proving the scalability of our technology," said Israel Abitbol, Chief Financial Officer of 374Water.

"This year marked meaningful milestones, including substantially completing the development of The AirSCWO™ 6 system for our municipal installation during summer 2023. As we look ahead, recent EPA guidelines provide regulatory tailwinds and pave the way toward realizing our vision of a circular economy wherein our revolutionary technology transforms hard to treat waste like PFAS into clean water, energy and minerals," said Kobe Nagar, 374Water Chairman and CEO. "The addressable market for our technology continues to grow and during 2022, we demonstrated the versatility of our platform, providing a unique value proposition to attract customers across multiple industries and market verticals over the long term."

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2022 Financial Results

Revenue for the year was $3.02 million compared to $48,100 in 2021, an increase of 6,169%. The increase in revenue during 2022 was primarily a result of recognizing a portion of the revenue associated with the sale of our first AirSCWO™ system.

General and administrative expenses were $1.6 million in 2022, compared to $1.1 in 2021. The change is primarily associated with our status as a Nasdaq-traded public company.

Research and development expenses were $1.1 million during the year, compared to $375,032 in 2021, primarily a result of the increase in engineering costs related to commercializing our system.

Net loss was $4.7 million, or $(0.04) per basic and diluted share, compared to a net loss of $3.2 million, or $(0.03) per basic diluted share, in 2021.

Total cash and investments were $6 million as of December 31, 2022, compared to $11.1 million as of December 31, 2021. Total current assets were $8.7 million and current liabilities were $1.6 million as of the same date, compared to $ 11.3 million and $86,371 respectively, in the year-ended reporting period.

For more on AirSCWO™ or about our team, visit 374Water.com or follow us on LinkedIn and Twitter.

Cautionary Language

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning.

About 374Water

374Water Inc. (Nasdaq:SCWO), is a global cleantech, social impact company whose mission is to preserve a clean and healthy environment that sustains life. We are pioneering a new era of sustainable waste management that supports a circular economy and enables organizations to achieve their environmental, social, and governance (ESG) and sustainability goals. Follow us on LinkedIn and Twitter.

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Investor Contact:

Heather Crowell

ir@374water.com

Media Contact:

Christian Rizzo

media@374water.com

374 Water Inc. and Subsidiaries

Consolidated Balance Sheet

As of December 31, 2022 and December 31, 2021

	2022	2021
Assets
Current Assets:
Cash	$4,046,937	$11,131,175
Unbilled accounts receivable	918,164	-
Inventory	1,660,710	-
Investments	1,944,464	-
Prepaid expenses	153,455	218,466
Total Current Assets	8,723,730	11,349,641
Long-Term Assets:
Property and equipment, net	143,079	959
Intangible asset, net	1,050,022	1,062,856
Total Long-Term Assets	1,193,101	1,063,815
Total Assets	$9,916,831	$12,413,456

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,449,582	$62,981
Unearned revenue	200,109	-
Other liabilities	13,528	23,390
Total Current Liabilities	1,663,219	86,371
Total Liabilities	1,663,219	86,371
Commitments and contingencies (Note 8)
Stockholders' Equity
Preferred stock: 50,000,000 Convertible Series D preferred shares authorized; par value $0.0001 per share, nil issued and outstanding at December 31, 2022, and 27,272 issued and outstanding at December 31, 2021.	-	3

Common stock: 200,000,000 common shares authorized, par value $0.0001 per share, 126,702,545 and 125,317,746 shares outstanding at December 31, 2022 and December 31, 2021, respectively	12,669	12,531
Additional paid-in capital	16,110,221	15,474,566
Accumulated (deficit) earnings	(7,849,982)	(3,160,015)
Accumulated other comprehensive income (loss)	(19,296)	-
Total Stockholders' Equity	8,253,612	12,327,085
Total Liabilities and Stockholders' Equity	$9,916,831	$12,413,456

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374 Water Inc. and Subsidiaries

Consolidated Statement of Operations

For the years ended December 31, 2022 and December 31, 2021

	For the year ended December 31,
	2022	2021

Revenue	$3,015,521	$48,100
Cost of revenues	(2,679,020)	-
Net Revenue	336,501	48,100
Operating Expenses
Research and development	1,113,500	375,032
Compensation and related expenses	1,644,861	-
Product development	-	1,399,833
Professional fees	768,548	343,862
General and administrative	1,565,723	1,095,381
Total Operating Expenses	5,092,632	3,214,108
Loss from Operations	(4,756,131)	(3,166,008)

Other Income
Interest income	67,067	1,066
Other income (expense)	(903)	334
Total Other Income	66,164	1,400
Net Income (Loss) before Income Taxes	(4,689,967)	(3,164,608)
Provision for Income Taxes	-	-

Net Income (Loss)	$(4,689,967)	$(3,164,608)
Other comprehensive loss
Unrealized gain(loss) on marketable securities	(18,968)	-
Foreign currency translation	(328)	-
Total other comprehensive income (loss)	(19,296)	-
Total comprehensive income (loss)	(4,709,263)	(3,164,608)
Net Income (Loss) per Share - Basic and Diluted	$(0.04)	$(0.03)

Weighted Average Common Shares Outstanding - Basic and Diluted	126,641,536	94,002,888

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374 Water Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2022 and 2021

	For the years ended
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(4,689,967)	$(3,164,608)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization expense	67,573	46,050
Stock-based compensation	610,741	204,217
Change in foreign currency translation	(328)	-
Warrant issued for product development agreement	-	1,399,833
Changes in operating assets and liabilities
Unbilled accounts receivable	(918,164)	32,330
Inventory	(1,660,710)	-
Prepaid expense and other assets	65,011	(238,450)
Accounts payable and accrued expenses	1,386,601	(142,512)
Unearned revenue	200,109	-
Other liabilities	(9,862)	22,190
Net cash (used in) provided by operating activities	(4,948,996)	(1,840,950)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(144,567)	(1,190)
Purchases of marketable securities	(1,963,432)	-
Proceeds from reverse acquisition	-	113,760
Increase in intangible assets	(52,292)	-
Recapitalization of the Company	-	(84,225)
Net cash used in investing activities	(2,160,291)	28,345

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from Stockholders	-	(15,108)
Proceeds from Series D Preferred Shares	-	6,601,745
Proceeds from Common Stock Offering	-	5,000,000
Proceeds from exercise of Options	25,049	42,845
Proceeds from exercise of Warrants	-	1,242,499
Net cash provided by financing activities	25,049	12,871,981

NET (DECREASE) INCREASE IN CASH	(7,084,238)	11,059,376

CASH - Beginning of year	11,131,175	71,799

CASH - End of year	$4,046,937	$11,131,175

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	-	-
Cash paid for taxes	-	-
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Change in unrealized loss on marketable securities	18,968	-
Issuance of common stock for license rights	-	1,073,529
Accounts payable settled with Series D Preferred Stock	-	50,000
Net Liabilities Assumed in Reverse Acquisition:
Cash	-	29,536
Prepaid expense	-	14,483
Accounts receivable	-	1,000
Accounts payable	-	(46,150)
Accrued expenses	-	(83,094)
Net liability assumed	-	(84,225)

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FORWARD-LOOKING STATEMENTS

Prospective investors are cautioned that the statements in this Report that are not descriptions of historical facts may be forward-looking statements that are subject to risks and uncertainties. This Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on the beliefs of our management as well as on assumptions made by and information currently available to us as of the date of this Report. When used in this Report, the words "plan," "will," "may," "anticipate," "believe," "estimate," "expect," "intend," "project" and similar expressions, as they relate to 374Water, are intended to identify such forward-looking statements. Although 374Water believes these statements are reasonable, actual actions, operations and results could differ materially from those indicated by such forward-looking statements as a result of the risk factors included in this Report or other factors. We must caution, however, that this list of factors may not be exhaustive and that these or other factors, many of which are outside of our control, could have a material adverse effect on 374Water and our ability to achieve our objectives. All forward-looking statements attributable to 374Water or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above.

SOURCE: 374Water Inc.

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